UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16th, 2014

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 101- 6490 West Desert Inn Rd.
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (702) 307-1680

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On January 16th, 2014 Cytta Corp. and ViTel NetTM of McLean, Virginia, (http://vitelnet.com/) entered into an Agreement, ratified on February 5th, 2014, which provided inter alia that, the Parties shall work together to integrate ViTel Net’s™ various technologies into Cytta’s proprietary connection technologies and cellular delivery networks and to delineate a specific project or projects for accomplishment of the same.

The Agreement gives Cytta the opportunity to offer their leading edge solutions in conjunction with one of the true pioneering entities in the Telehealth space.  This Agreement will also allow Cytta to demonstrate how their open source connectivity solutions through Cytta ConnectTM can greatly enhance the market potential of existing Telehealth systems and assist existing vendors.

The Agreement also provides that Cytta shall use its cellular and pending satellite networks to develop pilot projects or programs to be utilized with ViTel Net™ products and services in any markets that the Parties agree are appropriate. The Parties also agreed to negotiate comprehensive costing and revenue sharing agreement regarding any products or solutions developed.

Since the early 1990s, ViTel Net™ has pioneered the development of healthcare technologies that allow clinicians to remotely treat and manage patient health regardless of geographic and time barriers.  Through its unique technologies, ViTel Net™ offers a broad range of standard and configurable Telehealth solutions for use in remote diagnosis as well as remote care delivery. Using these solutions, primary care providers can reach specialist consultants and patients in remote areas can even receive primary care services.

The addition of Cytta’s special purpose Wireless Cellular Network and pending Satellite Network to ViTel Net’s solutions radically increases the ease and opportunity of connectivity as well as providing the opportunity for ViTel Net to differentiate their solutions to their increasingly sophisticated client base.  Combining Cytta’s leading edge solutions in conjunction with Vitel Net’s pioneering technologies will afford the Parties numerous opportunities as the Telehealth space evolves.

ViTel Net™ has worked extensively with both the U.S. Department of Veterans Affairs and the U.S. Department of Defense. Since 2000, ViTel Net™ has led healthcare technology research initiatives with the goal of improving the quality of health care provided to our military personnel and veterans across the full continuum of health services.

ViTel Net™ has a proven history of success internationally with both private and government health care provider organizations in the exciting and evolving field of Telehealth. ViTel Net™ is uniquely positioned to maximize value from ongoing technological advances and transfer that value to increase the success of businesses.

ViTel Net's Telehealth solutions extend to connect the whole Continuum of Care - from first responder point-of care to emergency medical services, general and specialty consultant, mobile virtual visits directly with patients, and mobile and home remote monitoring.

ViTel Net incorporates the latest health IT industry standards for data terminology and transport to ensure seamless interoperability with other Health IT systems. Standards include: HL7, SNOMED-CT, LOINC, and DICOM. ViTel Net solutions can create a CCDA (Consolidated Clinical Document Architecture) and electronically exchange it in accordance with the Direct protocol by using CONNECT to an eHealth Exchange participant, or by enabling content exchange using the Blue Button Services.

Cytta’s special purpose Wireless Cellular Network and pending Satellite Network is connected to unlocked android smartphones, composed of SMS, data and voice capacities in the USA and internationally, through the use of its proprietary device-resident Cytta Connect software platform, which provides instantaneous data and voice transmission services from Bluetooth- enabled medical, health and wellness monitoring peripherals to the Cloud-based Cytta online interactive data repository and from there to the proprietary data  repositories designed by ViTel Net™ or to other EPR or EMR repositories utilized by  patients, Payors, Providers and consumers.

ViTel Net’s MedVizer™ Informatics Integration Platform Tool (MIIP) allows  its technology to be configured to each customer’s workflow and seamlessly integrate data from multiple sources to provide solutions with unparalleled control. The MedVizer “toolbox” of configuration tools and platform engine make ViTel Net’s solutions the most adaptable in the telehealth industry.

The MIIP Tool enables ViTel Net to provide service-defined solutions to support the requirements of the end users. The MedVizer toolbox (configuration tools and platform engine) uniquely provides ViTel Net solutions with adaptability unprecedented in the health IT industry.

Solutions can be enabled across a variety of technology platforms (PC, laptop, tablet and smart phone) and various operating systems (Mac OS, Android, iOS, and Windows OS) providing customers with the solutions they need in the environment that best facilitates their business goals. The MIIP helps create multi-platform and enterprise-wide configurable solutions.

Allen Izadpanah, the President, CEO and Founder of ViTel Net has been an industry visionary in merging technology and medicine into a single telemedicine solution. Under his leadership, ViTel Net has become well-recognized throughout the U.S. Department of Defense by leading healthcare technology initiatives to improve the quality of healthcare provided to military personnel on the battlefield and across the continuum of care.

In ViTel Net’s early days, Allen Izadpanah launched the company into a position of relevance in the global healthcare technology arena by converting the company’s first response applications and health monitoring technologies into products for mass use in commercial markets.

Robert M. Kolodner, MD, FACMI, LFAPA, the Vice President and Chief Medical Officer, of ViTel Net brings a wealth of clinical knowledge and experience that ensures the company remains a leader in the telemedicine industry. He is a visionary leader in health informatics who has been at the forefront of advances in health information technology (IT) for more than two decades. An advocate of “positive disruption,” Dr. Kolodner promotes solutions that are better, cheaper and more convenient for users and customers.

As national coordinator for Health IT in the Department of Health and Human Services (HHS), he promoted the adoption and use of electronic health records, and advanced the policies and collaborative efforts between the public and private sectors to develop a nationwide, interoperable health IT infrastructure. His work laid the foundation for the acceleration of national health IT initiatives.

Before his work at HHS, Dr. Kolodner was the national informatics leader for the Department of Veterans Affairs’ (VA) broad range of health IT activities. He was the clinical champion for VistA, VA’s award winning electronic health record system, and oversaw the launch of My HealtheVet, VA’s personal health record for veterans. In the mid‐nineties, he coordinated emerging telemedicine activities at local VA medical centers prior to the creation of VA’s national Telemedicine Office.

Dr. Kolodner received his A.B. from Harvard, his M.D. from Yale, and completed his psychiatric residency at Washington University in St. Louis. He has been on the faculty at the Emory University School of Medicine, the University of Texas Southwestern Medical Center at Dallas, and the University of Maryland School of Medicine, and is currently an adjunct professor in the College of Computing at the Georgia Institute of Technology. Dr. Kolodner is board certified in psychiatry, a Fellow in the American College of Medical Informatics, and a Lifetime Fellow in the American Psychiatric Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

February 11th, 2014

Cytta Corp.

By: /s/ Gary Campbell

Gary Campbell

CEO